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                                                                    EXHIBIT 4.26

                          REGISTRATION RIGHTS AGREEMENT


         This Registration Rights Agreement (the "AGREEMENT") is made and entered into as of the 14th day of July, 1998, by and between Metal Management, Inc., a Delaware corporation (the "COMPANY"), and Midwest Metallics, L.P., an Illinois limited partnership (the "SHAREHOLDER").

                                    RECITALS:

         A. Pursuant to the Asset Purchase Agreement (the "PURCHASE AGREEMENT") dated as of July 14, 1998, by and among Cozzi Iron & Metal, Inc., an Illinois corporation, the Shareholder and National Material, L.P., the Shareholder received from the Company 362,088 shares of the Company's common stock, par value $.01 per share (the "COMMON STOCK").

         B. Pursuant to the terms of this Agreement, the Company has agreed to register 362,088 shares of Common Stock of the Shareholder, which represent all the shares of the Common Stock (collectively, the "REGISTRABLE SECURITIES") issued to the Shareholder in connection with the Purchase Agreement.

         C. All terms which are capitalized and used without definition herein shall have the meanings ascribed to such terms in the Purchase Agreement.

         NOW THEREFORE, in consideration of the foregoing and other good and valuable consideration, the parties hereto agree as follows:

         1. Mandatory Registration.

            (a) The Company shall, as promptly as practicable, but in any event within 45 days from the date hereof, prepare and file at the Company's sole cost and expense (other than any fees and disbursements of counsel for the Shareholder and the underwriting discounts, if any, payable in respect of the Registrable Securities sold by the Shareholder) one "shelf" registration statement (the "REGISTRATION STATEMENT") with the Securities and Exchange Commission (the "COMMISSION") on the appropriate form pursuant to Rule 415 of the Securities Act of 1933, as amended (the "SECURITIES ACT") covering the resale of the Registrable Securities. In no event shall the Company be required to file more than one Registration Statement.

         The Company will use commercially reasonable efforts through its officers, directors, auditors and counsel to cause such Registration Statement to become effective as promptly as practicable following the filing thereof, but in no event later than the 150th day after the date hereof.

            (b) In connection with the registration described in Section 1(a), the Company shall, if required by the law of any such state, use commercially reasonable efforts to cause the Registrable Securities so registered to be registered or qualified for sale under the securities or blue

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sky laws of such states as the Shareholder may reasonably request to permit the resale of the Registrable Securities in such states; provided, however, that the Company shall not be required to qualify to do business in any state by reason of this Section 1(b) in which it is not otherwise required to qualify to do business.

            (c) The Company shall keep effective any registration or qualification contemplated by this Section 1 and shall from time to time amend or supplement each applicable registration statement, preliminary prospectus, final prospectus, application, document and communication for such period of time as shall be required to permit the Shareholder to complete the offer and sale of the Registrable Securities, subject to the following sentence. The Company shall keep such registration or qualification in effect until the earliest of: (i) the first anniversary of the date that the Registration Statement was declared effective, (ii) the first date upon which the Shareholder is free to sell all of such Registrable Securities under Rule 144 of the Securities Act or (iii) the date that the Shareholder has sold or otherwise transferred all the Registrable Securities under the Registration Statement, pursuant to Rule 144 under the Securities Act or otherwise.

            (d) In connection with the registration described in Section 1(a), the Company shall furnish to the Shareholder such reasonable number of copies of the Registration Statement and of each amendment and supplement thereto (in each case, including all exhibits), such reasonable number of copies of each prospectus contained in such Registration Statement and each supplement or amendment thereto (including each preliminary prospectus), all of which shall conform to the requirements of the Securities Act and the rules and regulations thereunder, and such other documents, as the Shareholder may reasonably request to facilitate the disposition of the Registrable Securities included in such registration.

            (e) The Company agrees that until all the Registrable Securities have been sold under a registration statement or pursuant to Rule 144 under the Securities Act, it shall use commercially reasonable efforts to keep current in filing all reports, statements and other materials required to be filed with the Commission to permit holders of the Registrable Securities to sell such securities under Rule 144 of the Securities Act.

            (f) The Company shall notify the Shareholder promptly when such Registration Statement and any amendments and supplements thereto have become effective or any supplements to any prospectus forming a part of such Registration Statement have been filed, except for such amendments or supplements arising by reason of the making of filings under the Securities Exchange Act of 1934, as amended. The Company shall notify the Shareholder promptly of the happening of any event as a result of which the prospectus included in such Registration Statement, as then in effect, includes an untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein not misleading in light of the circumstances then existing. The Shareholder agrees that upon receipt of any notice from the Company of the happening of any event of the kind described in the second sentence of this Section 1(f), the Shareholder will forthwith discontinue disposition of such Registrable Securities covered by such Registration Statement or prospectus until the Shareholder (i) receives copies of a supplemented or


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amended prospectus and has been advised in writing by the Company that such supplemented or amended prospectus may be used, or (ii) is advised in writing by the Company that the use of the applicable prospectus may be resumed. If so directed by the Company, the Shareholder will deliver to the Company all copies, other than permanent file copies, then in the Shareholder's possession, of the prospectus covering such Registrable Securities current at the time of receipt of the notice referred to in the immediately preceding sentence.

            (g) The Company shall notify the Shareholder promptly of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement. If at any time the Company shall receive any such order, the Company shall use commercially reasonable efforts to obtain the withdrawal or lifting of such order at the earliest possible time. The Shareholder agrees that upon receipt of any notice from the Company of the happening of any event of the kind described in this Section 1(g), the Shareholder will forthwith discontinue disposition of such Registrable Securities covered by any Registration Statement or prospectus until such order has been withdrawn or lifted.

            (h) The Company shall use commercially reasonable efforts to have the Registrable Securities included for quotation on the Nasdaq National Market, or on such other national securities exchange on which the Company's Common Stock may be listed from time to time.

            (i) In connection with the registration of Registrable Securities pursuant to a Registration Statement, the Shareholder shall furnish to the Company such information regarding himself and the intended method of disposition of Registrable Securities as the Company shall reasonably request in order to effect the registration thereof .

         2. Shareholder Representations.

                (a) Restricted Securities. The Shareholder understands that: (i) the Registrable Securities have not been registered under the Securities Act or under any state securities laws; (ii) the Registrable Securities are being offered and issued in reliance upon federal and state exemptions for transactions not involving any public offering; (iii) a "stop transfer" order will be placed against the certificates representing shares of Common Stock issued pursuant to the Purchase Agreement; and (iv) certificates shall bear on their face the following legend:

         "The shares evidenced by this certificate have not been registered under the Securities Act of 1933, as amended, or any applicable state securities laws, and any transfer hereof is subject to compliance with all applicable federal and state securities laws and regulations."

                (b) Transfer of Registrable Securities The Shareholder hereby agrees that the Registrable Securities are transferable only pursuant to (a) public offerings registered under the Securities Act, (b) Rule 144 of the Securities Act (or any similar rule or rules then in force) if

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such rule is available, and (c) subject to the conditions specified in this
Section 2(b), any other legally available means of transfer. In connection with the transfer of any of the Registrable Securities (other than a transfer pursuant to a registered public offering of shares of Common Stock described herein), the Shareholder shall deliver written notice to the Company describing in reasonable detail the transfer or proposed transfer, together with an opinion of securities counsel (with such opinion and such counsel being reasonably satisfactory to the Company and its counsel) to the effect that such transfer of Registrable Securities may be effected without registration of such Registrable Securities under the Securities Act. In addition, if the Shareholder delivers to the Company such an opinion that concludes that no subsequent transfer of such Registrable Securities will require registration under the Securities Act, the Company shall promptly upon such contemplated transfer deliver new certificates for such Common Stock which do not bear the restrictive legend set forth in
Section 2(a).

         3. Penalty for Failure to Obtain Effectiveness. In the event that the Registration Statement contemplated by Section 1(a) above is not declared effective by the Commission on or before the 150th day after the date of this Agreement, the Company agrees that the Shareholder may be inhibited in its ability to sell the Registrable Securities and thereby realize the full economic value of its investment contemplated by the Purchase Agreement. Accordingly, in the event that the Registration Statement contemplated by Section 1(a) above is not declared effective by the Commission on or before the 150th day after the date of this Agreement, the Company agrees to pay promptly to the Shareholder cash in the amount of the least of (A) the difference, if positive, between (i) the closing price of the Company's Common Stock on the Nasdaq National Market on such 150th day, and (ii) the closing price of the Company's Common Stock on the Nasdaq National Market on the day on which such Registration Statement is declared effective by the Commission; (B) the difference, if positive, between
(i) the closing price of the Company's Common Stock on the Nasdaq National Market on such 150th day, and (ii) the closing price of the Company's Common Stock on the Nasdaq National Market on the day on which such Common Stock is sold by the Shareholder in a private sale exempt from registration under the Securities Act (provided, that for purposes of this clause (B), such difference shall be calculated only as to shares actually sold by the Shareholder from time to time); and (C) the difference, if positive, between (i) the closing price of the Company's Common Stock on the Nasdaq National Market on such 150th day, and
(ii) the closing price of the Company's Common Stock on the Nasdaq National Market on the first anniversary of the date of this Agreement. In each case, interest shall also be payable by the Company on the date of payment at the rate of 8% per annum from such 150th day until the date of payment.

         4. Indemnification and Contribution.

            (a) The Company agrees to indemnify and hold harmless the Shareholder and its officers, directors, controlling persons and affiliates from and against any losses, claims, damages or liabilities (or actions or proceedings in respect thereof) to which the Shareholder may become subject (under the Securities Act, state law, common law or otherwise) insofar as such losses, claims, damage or liabilities (or actions or proceedings in respect thereof) are finally determined to arise out of, or are based upon, any untrue statement of a material fact contained in, or omission of a material fact


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from, the Registration Statement, and the Company will reimburse the Shareholder for any legal or other expenses reasonably incurred in investigating, defending or preparing to defend any such action, proceeding or claim to the extent that it is finally determined that the Registration Statement contained an untrue statement of a material fact or omitted to state a material fact; provided, however, that the Company shall not be liable in any such case to the extent that such loss, claim, damage or liability arises out of, or is based upon, an untrue statement made in such Registration Statement in reliance upon and in conformity with information furnished to the Company by or on behalf of the Shareholder specifically for use in preparation of the Registration Statement. The Company shall not be liable for any indemnification obligation whatsoever under this Section 4 for any untrue statement or omission included in or omitted from the Registration Statement, either (i) with respect to sales of Registrable Securities made after the Company delivers a notification of the type referred to in the second sentence of this Section 1(f), or (ii) with respect to any untrue statement or omission included in any prospectus which statement or omission has been corrected, in writing, by the Company and delivered to the Shareholder before the sale from which such loss occurred.

            (b) The Shareholder agrees to indemnify and hold harmless the Company and its officers, directors, controlling persons and affiliates from and against any losses, claims, damages or liabilities (or actions or proceedings in respect thereof) to which the Company may become subject (under the Securities Act, state law, common law or otherwise) insofar as such losses, claims, damages or liabilities (or actions or proceedings in respect thereof) are finally determined to arise out of, or are based upon, an untrue statement made in such Registration Statement in reliance upon and in conformity with information furnished to the Company by or on behalf of the Shareholder specifically for use in preparation of the Registration Statement; provided, however, that the Shareholder shall not be liable in any such case for any untrue statement included in any prospectus which statement has been corrected, in writing, by the Shareholder and delivered to the Company before the sale from which such loss occurred.

            (c) Promptly after receipt by an indemnified person of a notice of a claim or the beginning of any action in respect of which indemnity is to be sought against an indemnifying person pursuant to this Section 4, such indemnified person shall notify the indemnifying person in writing of such claim or of the commencement of such action, and, subject to the provisions hereinafter stated, in case any such action shall be brought against an indemnified person and the indemnifying person shall have been notified thereof, the indemnifying person shall be entitled to participate therein, and, to the extent that it shall wish, to assume the defense thereof, with counsel reasonably satisfactory to the indemnified person. After notice from the indemnifying person to such indemnified person of the indemnifying person's election to assume the defense thereof, the indemnifying person shall not be liable to such indemnified person for any legal expenses subsequently incurred by such indemnified person in connection with the defense thereof; provided, however, that if there exists or shall exist a conflict of interest that would make it inappropriate in the reasonable judgment of the indemnified person for the same counsel to represent both the indemnified person and such indemnifying person or affiliate or any affiliate or associate thereof, the indemnified person shall notify the indemnifying


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person, and if the indemnifying person does not promptly select new counsel, the indemnified person shall thereafter be entitled to retain its own counsel at the expense of such indemnifying person.
            (d) If the indemnification provided for in this Section 4 is unavailable to or insufficient to hold harmless an indemnified party under subsection (a) or (b) hereof in respect of any losses, claims, damages or liabilities (or actions or proceedings in respect thereof) referred to therein, then each indemnifying party shall contribute to the amount paid or payable by such indemnified party as result of such losses, claims, damages or liabilities (or actions in respect thereof) in such proportion as is appropriate to reflect the relative fault of the Company on the one hand and the Shareholder on the other in connection with the statements or omissions which resulted in such losses, claims, damages or liabilities (or actions in respect thereof), as well as any other relevant equitable considerations. The relative fault shall be determined by reference to, among other things, whether the untrue statement of a material fact or the omission to state a material fact relates to information supplied by the Company on the one hand or the Shareholder on the other and the parties= relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The Company and the Shareholder agree that it would not be just and equitable if contribution pursuant to this subsection (d) were determined by pro rata allocation or by any other method of allocation which does not take account of the equitable considerations referred to above in this subsection (d). The amount paid or payable by an indemnified party as a result of the losses, claims, damages, or liabilities (or actions in respect thereof) referred to above in this subsection (d) shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.

         5. Miscellaneous.

            (a) Remedies. In the event of a breach by the Company of its obligations under this Agreement, Shareholder, in addition to the provisions of
Section 3 above, will be entitled to specific performance of its rights under this Agreement.

            (b) Agreements and Waivers. The provisions of this Agreement, including the provisions of this sentence, may not be amended, modified or supplemented, unless such amendment, modification or supplement is in writing and signed by the parties hereto.

            (c) Notices. All notices and other communications provided for or permitted hereunder shall be made in accordance with the provision of the Purchase Agreement.

            (d) Successors and Assigns. This Agreement may not be assigned by either party hereto, without the written consent of the other party hereto, which shall not be unreasonably withheld (any such permitted assignment to be accompanied by a written assumption by such assignee of Shareholder's obligations hereunder). Any assignment to National Material, L.P. shall not require the consent of the Company. In the event of any such permitted assignment, this Agreement shall inure to the benefit of and be binding upon the successors and assigns of each of the parties.


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            (e) Counterparts. This Agreement may be executed in any number of counterparts and by the parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement.

            (f) Headings. The headings in this Agreement are for convenience of references only and shall not limit or otherwise affect the meaning hereof.

            (g) Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of Illinois without reference to its conflicts of law provisions.

            (h) Severability. In the event that any one or more of the provisions contained herein, or the application hereof in any circumstance is held invalid, illegal or unenforceable, the validity, legality and enforceability of any such provisions contained herein shall not be affected or impaired thereby.

            (i) Entire Agreement. This Agreement constitutes the full and complete understanding and agreement of the parties hereto and supersedes all prior understandings and agreements of the parties hereto, whether oral or written, as to the subject matter hereof.



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         IN WITNESS WHEREOF, the parties have caused this Agreement to be executed as of the date first written above.


                                  METAL MANAGEMENT, INC.



                                  By: /s/ Gerard M. Jacobs
                                     -----------------------------------------

                                      Gerard M. Jacobs
                                      Chief Executive Officer



                                  MIDWEST METALLICS, L.P.

                                  By:  S. D. Metals, Inc., its general partner



                                      By: /s/ Michael Tang
                                         -------------------------------------
                                      Title: President




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